Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement No. 333-65885 of L. B. Foster Company, as amended and restated, of our report dated June 10, 2002, with respect to the financial statements and schedule of the L.
B. Foster Company Retirement Savings Plan for Non-Hourly Employees included in this Form 11-K for the year ended December 31, 2001.


                                             /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
June 26, 2002